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Exhibit A
                     Subsidiaries of the Registrant

      Name of Subsidiary                 Jurisdiction of Incorporation
ACCPAC(R) International, Inc.                      Delaware
AI Ware, Inc.                                      Ohio
Computer Associates Caribbean, Inc.                Puerto Rico
C.A. Computer Associates GmbH                      Germany
C.A. Computer Associates Israel Ltd.               Israel
C.A. Computer Associates S.A.                      Spain
Computer Associates India PVT. Limited             India
C.A. Islandia Realty, Inc.                         New York
CA Management, Inc.                                Delaware
CA Real Estate, Inc.                               Delaware
CA Research, Inc.                                  Delaware
Computer Associates Services, Inc.                 Delaware
Computer Associates Think, Inc.                    Delaware
Cheyenne Software, Inc.                            Delaware
Computer Associates AG                             Switzerland
Computer Associates Canada Company                 Canada
Computer Associates CIS Ltd.                       Russia
Computer Associates de Argentina S.A.              Argentina
Computer Associates do Brasil Ltda.                Brazil
Computer Associates de Chile S.A.                  Chile
Computer Associates de Colombia S.A.               Colombia
Computer Associates de Mexico, S.A. de C.V.        Mexico
Computer Associates de Venezuela, C.A.             Venezuela
Computer Associates Finland OY                     Finland
Computer Associates, Inc.                          Delaware
Computer Associates International (China) Co. Ltd. China
Computer Associates International GmbH             Austria
Computer Associates CZ, s.r.o.                     The Czech Republic
Computer Associates International Limited          Hong Kong
Computer Associates Japan, Ltd.                    Japan
Computer Associates Korea Ltd.                     Korea
Computer Associates Ltd. Sti.                      Turkey
Computer Associates (M) Sdn. Bhd.                  Malaysia
Computer Associates Middle East WLL                Bahrain
Computer Associates Norway A/S                     Norway
Computer Associates (N.Z.) Ltd.                    New Zealand
Computer Associates Plc                            United Kingdom
Computer Associates Products Nederland B.V.        The Netherlands
Computer Associates Pte. Ltd.                      Singapore
Computer Associates Pty. Ltd.                      Australia
Computer Associates Real Estate BV                 Netherlands
Computer Associates S.A.                           Belgium
Computer Associates S.A.                           France
Computer Associates Scandinavia A/S                Denmark
Computer Associates Africa (Pty.) Ltd.             South Africa
Computer Associates S.p.A.                         Italy
Computer Associates Sp. z  o.o.                    Poland
Computer Associates Sucursal en Portugal           Portugal
Computer Associates Sweden AB                      Sweden
Computer Associates Taiwan Ltd.                    Taiwan
Computer Associates (Thailand) Co. Ltd.            Thailand
Ingres Corporation                                 Delaware
Legent Corporation                                 Delaware
Philippine Computer Associates International, Inc. Philippines
Quick Access, Inc.                                 Delaware
Computer Management Sciences, Inc                  Florida
LDA Systems, Inc.                                  Ohio
Realogic, Inc.                                     Ohio
Viewpoint Digital, Inc.                            Delaware

All of the subsidiaries, other than ACCPAC International, Inc., are 100%-owned by the Registrant or by a wholly owned subsidiary of the Registrant other than directors' qualifying shares which are held in trust for the Registrant or for such wholly owned subsidiary.

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